EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is dated effective as of the 3rd day of December, 2015, by and between THE PULSE NETWORK, INC., a Nevada corporation (the "Borrower"), THE PULSE NETWORK, INC., a Massachusetts corporation, THE PULSE NETWORK MANAGEMENT, LLC, a Massachusetts limited liability company, YOU EVERYWHERE NOW, LLC, a California limited liability company, VOICEFOLLOWUP, LLC, a California limited liability company, and TRAFFIC GEYSER, LLC, a California limited liability company (collectively, the "Corporate Guarantors," and together with the Borrower, the "CreditParties"),and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the "Lender").

RECITALS

WHEREAS, the Borrower, the Corporate Guarantors, and the Lender executed that certain Credit Agreement dated as of September 30, 2014, but made effective as of October 3, 2014 (the "OriginalCredit Agreement"), together with First Amendment to Credit Agreement dated as of December 16, 2014 (the "First Amendment"), together with Second Amendment to Credit Agreement dated as of April 1, 2015 (the "Second Amendment") (collectively, as further amended, supplemented, renewed or modified from time to time, the "Credit Agreement"); and

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Revolving Note dated as of September 30, 2014, but made effective as of October 3, 2014, evidencing Revolving Loans under the Credit Agreement (the "Original Revolving Note"); and

WHEREAS, pursuant to the First Amendment, the Borrower executed and delivered to Lender that certain Replacement Revolving Note dated as of December 16, 2014, evidencing an aggregate amount of Revolving Loans under the Credit Agreement in the amount of Two Million Six Hundred Forty-One Thousand Seventy-Three and 30/100 Dollars ($2,641,073.30) (the "First ReplacementNote"), which First Replacement Note replaced and superseded the Original Revolving Note in its entirety; and

WHEREAS, pursuant to the Second Amendment, the Borrower executed and delivered to Lender that certain Second Replacement Revolving Note dated as of April 1, 2015, evidencing an aggregate amount of Revolving Loans under the Credit Agreement in the amount of Two Million Eight Hundred Twenty-Eight Thousand Thirty-Seven and 03/100 Dollars ($2,828,037.03) (the "Second ReplacementNote"), which Second Replacement Note replaced and superseded the First Replacement Note in its entirety; and

WHEREAS, in connection with the Credit Agreement, the Original Revolving Note, the First Replacement Note, and the Second Replacement Note, the Borrower executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the "Loan Documents"; and

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WHEREAS, the Borrower's obligations under the Credit Agreement, the First Replacement Note, and the Second Replacement Note are secured by the following, all of which are included within the Loan Documents: (i) the Security Agreements; (ii) the Guaranty Agreements; (iii) the Pledge Agreement; (iv) the Validity Certificate; and (v) UCC-1 Financing Statements naming the Borrower and the Corporate Guarantors, as debtors, and Lender, as secured party (the "UCC-1's"), among other Loan Documents; and WHEREAS, the Credit Parties desire to enter into certain agreements with respect to the Credit Agreement, the Second Replacement Note, and the other Loan Documents, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Modification of Note. From and after the date hereof, the Second Replacement Note shall be and is hereby severed, split, divided and apportioned into two (2) separate and distinct replacement notes, as follows:

(a) Third Replacement Note A evidencing a principal indebtedness of Fifty Thousand and No/100 Dollars ($50,000.00), which is being executed and delivered by Borrower to Lender simultaneously herewith (the "Third Replacement Note A"). Third Replacement Note A shall be and remain secured by the Security Agreements, the Guarantee Agreements, the Pledge Agreement, the Validity Certificate, the UCC-1's, and all other applicable Loan Documents.

(b) Third Replacement Note B evidencing a principal indebtedness of One Million Nine Hundred Fifty-Six Thousand Five Hundred Seventy-Two and 34/100 Dollars ($1,956,572.34)(as of December 3, 2015), which is being executed and delivered by Borrower to Lender simultaneously herewith (the "Third Replacement Note B", and together with Third Replacement Note A, collectively, the "Third Replacement Notes"). Third Replacement Note B shall be and remain secured by the Security Agreements, the Guarantee Agreements, the Pledge Agreement, the Validity Certificate, the UCC-1's, and all other applicable Loan Documents.

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(c) The Third Replacement Notes are being executed and delivered simultaneously herewith in substitution for and to supersede the Second Replacement Note in its entirety. It is the intention of the Borrower and Lender that while the Third Replacement Notes replace and supersede the Second Replacement Note, in its entirety, they are not in payment or satisfaction of the Second Replacement Note, but rather are the substitute of one evidence of debt for another without any intent to extinguish the old. Nothing contained in this Amendment or in the Third Replacement Notes shall be deemed to extinguish the indebtedness and obligations evidenced by the Second Replacement Note or constitute a novation of the indebtedness evidenced by the Second Replacement Note.

(d) Notwithstanding the splitting of the Second Replacement Note into the Third Replacement Notes in the principal amounts as contemplated by this Amendment, Borrower understands and acknowledges that all sums received by Lender in payment of the Third Replacement Notes, or either one of them, shall be applied by Lender in accordance with the terms of the Credit Agreement, first to outstanding fees, charges and other costs due and payable under the Credit Agreement and other Loan Documents, second to accrued and unpaid interest, and last to outstanding principal. By way of example, and not in limitation, if Third Replacement Note A is sold as contemplated under the Debt Purchase Agreement, as hereinafter defined, upon Lender's receipt of the purchase price therefor, such amounts received by Lender shall be applied to the total indebtedness evidenced by the Third Replacement Notes in the order described above.

(e) Borrower understands and acknowledges that in connection with the Debt Purchase Agreement, it may be necessary or desirable, in Lender's sole and absolute discretion, to have the Borrower further sever, split, divide and apportion the Third Replacement Notes further to accomplish the sale of the Outstanding Claims to Purchaser, as more specifically set forth in the Debt Purchase Agreement. In that regard, within no later than three (3) Business Days after request therefor is made by Lender to Borrower from time to time, the Borrower agrees to further sever, split, divide and apportion the Third Replacement Notes, or any of them (or any replacement Notes issued in replacement thereof from time to time), and to execute and deliver such replacement Notes to Lender within such time frames as required or requested by Lender from time to time.

5. Sale of Third Replacement Notes.

(a) The parties acknowledge that Lender is entering into this Amendment, in part, in connection with the contemplated sale of the indebtedness represented by the Third Replacement Notes to Rockwell Capital Partners Inc. ("Purchaser") under the terms of a Debt Purchase Agreement (the "DebtPurchase Agreement") to be entered into promptly after the execution of this Amendment between Purchaser, Lender and Borrower. In that regard, the Credit Parties hereby represent and warrant to Lender as follows, which representations and warranties shall be true and correct as of the date hereof, and which representations and warranties shall be deemed re-made and be true and correct as of each sale of the Third Replacement Notes (or any replacement Notes issued in replacement thereof from time to time):

(i) All amounts of any nature or kind due and owing by the Borrower to Lender under the Credit Agreement and the other Loan Documents, and represented by the Third Replacement Notes or any other Loan Documents (collectively, the "Outstanding Claims") are bona fide Outstanding Claims against the Borrower and are enforceable obligations of the Borrower arising in the ordinary course of business, for services and financial accommodations rendered to the Borrower by Lender in good faith. The Outstanding Claims are currently due and owing and are payable in full.

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(ii) The amount of the Third Replacement Notes, respectively and as applicable, is the amount due to Lender with respect thereto as of the date hereof, and neither the Borrower, nor the Corporate Guarantors, are entitled to any discounts, allowances or other deductions with respect thereto. The aggregate amount of the indebtedness evidenced by the Third Replacement Notes was funded by Lender to Borrower at least [__X___] six months preceding the date hereof, or [_____] one year preceding the date hereof.

(iii) The Outstanding Claims are not subject to dispute by the Credit Parties, and the Borrower is unconditionally obligated to pay the full amount of all Outstanding Claims without defense, counterclaim or offset.

(iv) Except for the Credit Agreement and other Loan Documents, including this Amendment, there has been no modification, compromise, forbearance, or waiver (written or oral) entered into or given by Lender to Credit Parties with respect to the Outstanding Claims.

(v) Lender has not filed or commended any action against Credit Parties based on the Outstanding Claims, and no such action will be pending in any court or other legal venue, and no judgments based upon the Outstanding Claims have been previously entered in favor of Lender in any legal proceeding.

(vi) That the Credit Agreement and each of the Loan Documents executed by the Credit Parties, respectively and as applicable, and all obligations due and owing thereunder, are valid and binding obligations of the Credit Parties, respectively and as applicable, enforceable against the Credit Parties in accordance with their respective terms.

(b) The Credit Parties acknowledge that the Outstanding Claims, or a portion thereof, are being sold by Lender to Purchaser in accordance with the Debt Purchase Agreement, and that payment of the purchase price by Purchaser to Lender for such Outstanding Claims may be conditioned upon the Borrower's strict compliance with the terms of certain agreements to be entered into between the Borrower and Purchaser (the "Rockwell Agreements"). If applicable, Borrower hereby covenants and agrees to strictly comply with each and every term and provision of the Rockwell Agreements, including, without limitation, timely issuance and delivery of Common Stock to Purchaser upon conversion by Purchaser of any convertible notes then in Purchaser's possession.

(c) The Credit Parties understand and acknowledge that Lender is relying on the representations, warranties and covenants of the Borrower and Corporate Guarantors set forth in this Amendment in order to enter into the Debt Purchase Agreement, and the foregoing representations, warranties and acknowledgements by the Credit Parties are a material inducement for Lender to agree to a sale of the Outstanding Claims, or portion thereof, to Purchaser, and without this acknowledgement, Lender would not have sold the Outstanding Claims, or portion thereof, to Purchaser.

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6. Over-advance Payments. The Borrower acknowledges that pursuant to the First Amendment and the Second Amendment, the Borrower had agreed to make an Estimated Over-Advance Payment to Lender of $4,500.00 per day, which sums constituted the Payment Sums to be paid by Borrower to Lender and applied in accordance with Section 2.1(f) of the Credit Agreement. The Lender and Borrower hereby agree that the Estimated Over-Advance Payment is hereby modified and revised to an amount of $1,667.00 per day, and such Estimated Over-Advance Payment, as so modified, shall continue for the remainder of the term of the Credit Agreement, and such Payment Sums shall be applied in accordance with Section 2.1(f) of the Credit Agreement.

7. Additional Agreements.

(a) Extension of Maturity Date. The Borrower and Lender hereby agree and acknowledge that the Revolving Loan Maturity Date has been extended to the earlier of: (i) December 3, 2016; (ii) upon prepayment of the Third Replacement Notes and all other Obligations by Borrower; or (iii) the occurrence of an Event of Default and acceleration of the Third Replacement Notes and all other Obligations pursuant to the Credit Agreement and other Loan Documents.

(b) Reconfirmation of Lock Box Deposits. Each of the Credit Parties hereby re-confirms its obligation to insure that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due, owing, payable, or paid to any Credit Party from a Customer or otherwise, shall be deposited directly into the Lock Box Account, and in that regard, Credit Parties hereby re-confirm that they have, prior to the date hereof, affirmatively directed and instructed all of their Customers to make and re-direct all payments and remittances otherwise due to the Credit Parties directly to the Lock Box Account. To the extent Credit Parties at any time receive any Receipts or other checks, drafts, instruments and other items of payment or proceeds of Collateral to any of its accounts (and not the Lock Box Account), then Credit Parties shall notify Lender of the receipt of such Receipts or other sums within twenty-four (24) hours of receipt of same, and immediately upon receipt thereof, remit or endorse same to Lender into the Lock Box Account; provided, however, that any such re-direction shall not diminish or abrogate Credit Parties' obligation to direct, instruct and require all Customers and other Persons to make all payments and remittances otherwise due to the Credit Parties directly to the Lock Box Account.

8. Advisory Fees. The Borrower shall pay to Lender a fee for advisory services provided by the Lender to the Borrower prior to the date of this Amendment in the amount of Five Hundred Thousand and No/100 United States Dollars (US$500,000.00) (the "Third Amendment Advisory Fee") by issuing to Lender under this Section 8 shares of the Borrower's Series ___ Preferred Stock (the "ThirdAmendment Advisory Fee Shares"). The Borrower shall instruct its Transfer Agent to issue certificates representing the Third Amendment Advisory Fee Shares issuable to the Lender immediately upon the Borrower's execution of this Amendment, and shall cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days from the date this Amendment is executed by Borrower. In the event such certificates representing the Third Amendment Advisory Fee Shares issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Amendment and the other Loan Documents. The Third Amendment Advisory Fee Shares, and any Series ____ Conversion Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower's Series ____ Preferred Stock or the Borrower's Common Stock, as applicable. The Third Amendment Advisory Fee Shares shall be deemed fully earned as of the date of execution of this Amendment.

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(a) Adjustments. It is the intention of the Borrower and Lender that the Lender shall be able to convert (if Lender so elects, in Lender's sole and absolute discretion) the Third Amendment Advisory Fee Shares into shares of Common Stock (the "Series Conversion Shares") in accordance with the rights and preferences of the Series ____ Preferred Stock, and to thereafter sell (if Lender so elects, in Lender's sole and absolute discretion) the Series ___ Conversion Shares, and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Lender in connection with the sale thereof) from such sale(s) equal to the Third Amendment Advisory Fee. The Lender shall have the right (but not an obligation) to convert the Third Amendment Advisory Fee Shares, and to thereafter sell the Series ___ Conversion Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws. At any time the Lender may elect, the Lender may deliver to the Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Series ____ Conversion Shares (the "Sale Reconciliation"). If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Series ____ Conversion Shares equal to at least the Third Amendment Advisory Fee, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Series ____ Conversion Shares, the Lender shall have received total net funds equal to the Third Amendment Advisory Fee. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Third Amendment Advisory Fee, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Third Amendment Advisory Fee. In the event the Lender receives net proceeds from the sale of Series ____ Conversion Shares or Common Stock equal to the Third Amendment Advisory Fee, and the Lender still has Third Amendment Advisory Fee Shares, Series ___ Conversion Shares, or other Common Stock issued under this Section 8 (collectively, the "Advisory Common Stock") remaining to be sold, the Lender shall return all such remaining shares of Advisory Common Stock to the Borrower. In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender's notification to the Borrower that additional shares of Common Stock are issuable hereunder, and the Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days following the date Lender notifies the Borrower that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents. Notwithstanding anything contained in this Section to the contrary, the Borrower shall have the right to redeem any Third Amendment Advisory Fee Shares, Series ___ Conversion Shares, or Advisory Common Stock then in the Lender's possession for an amount payable by the Borrower to Lender in cash equal to the Third Amendment Advisory Fee, less any net cash proceeds received by the Lender from any previous sales of Series ___ Conversion Shares, or Advisory Common Stock. Upon Lender's receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Third Amendment Advisory Fee Shares, Series ___ Conversion Shares, or Advisory Common Stock in its possession back to the Borrower. The Borrower's obligation to pay the Third Amendment Advisory Fee contemplated by this Section 8, whether in cash or thru the sale of Series ___ Conversion Shares, or Advisory Common Stock, shall be an Obligation hereunder, secured by all Loan Documents, and failure by the Borrower to pay such Third Amendment Advisory Fee in full as required by this Section 8 shall be an immediate Event of Default hereunder and under the other Loan Documents.

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(b) Mandatory Redemption. Notwithstanding anything contained in this Amendment to the contrary, in the event the Lender has not realized net proceeds from the sale of Series ____ Conversion Shares, or Advisory Common Stock, equal to at least the Third Amendment Advisory Fee by the earlier to occur of: (A) the occurrence of an Event of Default; or (B) the Revolving Loan Maturity Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Borrower, to require that the Borrower redeem all Advisory Fee Shares, Series ___ Conversion Shares, or Advisory Common Stock then in Lender's possession for cash equal to the Third Amendment Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Series ___ Conversion Shares, or Advisory Common Stock, if any. In the event such redemption notice is given by the Lender, the Borrower shall redeem the then remaining Advisory Fee Shares, Series ___ Conversion Shares, and Advisory Common Stock then in Lender's possession for an amount of Dollars equal to the Third Amendment Advisory Fee, less any cash proceeds received by the Lender from any previous sales of Series ___ Conversion Shares, and Advisory Common Stock, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Borrower.

(c) Matters Relating to Stock. Borrower expressly agrees that terms and provisions of Sections 2.2(f)(i) - (iv), Section 2.2(g) and 2.2(h) of the Credit Agreement shall apply and remain effective with respect to the Third Amendment Advisory Fee Shares, and any other Advisory Common Stock, as same are now applicable to the Third Amendment Advisory Fee.

9. Ratification. The Credit Parties each hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, respectively and as applicable, enforceable against the Credit Parties in accordance with their respective terms; (ii) all Obligations of the Credit Parties under the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain (after execution of this Amendment and the Debt Purchase Agreement) secured by and under the Loan Documents, including the Security Agreements, the Guarantee Agreement, the Pledge Agreement, the Validity Certificate, and the UCC-1's; and (iii) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment, or any other Loan Documents, or the Debt Purchase Agreement.

10. Additional Confirmations. The Credit Parties hereby represent, warrant and covenant as follows: (i) that the Lender's Liens and security interests in all of the "Collateral" (as such term is defined in the Credit Agreement and each of the Security Agreements) are and remain valid, perfected, firstpriority security interests in such Collateral, subject only to Permitted Liens, and none of the Credit Parties have granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

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11. Lender's Conduct. As of the date of this Amendment, the Credit Parties hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

12. Redefined Terms. The term "Loan Documents," as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, the Third Replacement Notes, and all other documents or instruments executed in connection with this Amendment.

13. Affirmation of Guaranty Agreements. The Corporate Guarantors do hereby acknowledge and agree as follows: (i) Corporate Guarantors acknowledge having reviewed the terms of this Amendment, and agree to the terms thereof; (ii) that the Guaranty Agreements, and all representations, warranties, covenants, agreements and guaranties made by Corporate Guarantors thereunder, and any other Loan Documents by which the Corporate Guarantors may be bound, shall and do hereby remain, are effective and continue to apply to the Loan Documents, and with respect to all Obligations of the Borrower under the Loan Documents, as amended by this Amendment; (iii) that this Amendment shall not in any way adversely affect or impair the obligations of the Corporate Guarantors to Lender under any of the Loan Documents; and (iv) the Guaranty Agreements are hereby ratified, confirmed and continued, all as of the date of this Amendment.

14. Representations and Warranties of the Borrower and Corporate Guarantors. The Borrower and Corporate Guarantors hereby make the following representations and warranties to the Lender:

(a) Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower and Corporate Guarantors of this Amendment, the Third Replacement Notes, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower and Corporate Guarantors of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower and the Corporate Guarantors and their respective board of directors pursuant to all applicable laws and no other corporate action or consent on the part of the Borrower, the Corporate Guarantors, their board of directors, stockholders or any other Person is necessary or required by the Borrower and Corporate Guarantors to execute this Amendment, the Third Replacement Notes, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein or therein, or perform all of the Borrower's and Corporate Guarantors' Obligations hereunder or thereunder. This Amendment, the Third Replacement Notes, and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Borrower and the Corporate Guarantors (and the officer executing this Amendment and all such other documents for each Borrower and Corporate Guarantors is duly authorized to act and execute same on behalf of each Borrower and Corporate Guarantors) and constitute the valid and legally binding agreements of the Borrower and Corporate Guarantors, enforceable against the Borrower and Corporate Guarantors in accordance with their respective terms.

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15. Indemnification. Each of the Credit Parties, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all charges, complaints, claims, counter-claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, cross-actions, threats, setoffs, equities, judgments, accounts, suits, liens, rights, demands, benefits, costs, losses, debts, expenses, and other distributions, of every kind and nature whatsoever, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the "Claims"), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Credit Agreement, or any other Loan Documents. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

16. Waiver and Release. Each of the Credit Parties hereby represents and warrants to Lender that none of them have any defenses, setoffs, claims, counterclaims, cross-actions, equities, or any other Claims in favor of the Credit Parties, to or against the enforcement of any of the Loan Documents, and to the extent any of the Credit Parties have any such defenses, setoffs, claims, counterclaims, cross-actions, equities, or other Claims against Lender and/or against the enforceability of any of the Loan Documents, the Credit Parties each acknowledge and agree that same are hereby fully and unconditionally waived by the Credit Parties. In addition to the foregoing full and unconditional waiver, each of the Credit Parties does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, which the Credit Parties ever had, now have, or which any successor or assign of the Credit Parties hereafter can, shall, or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date hereof, including, without limitation, any matter, cause, or thing related to the Credit Agreement, this Amendment, the Original Revolving Note, the First Replacement Note, the Second Replacement Note, the Third Replacement Notes, or any other Loan Documents (collectively, the "Released Claims"). Without in any manner limiting the generality of the foregoing waiver and release, Credit Parties hereby agree and acknowledge that the Released Claims specifically include: (i) any and all Claims regarding or relating to the enforceability of the Loan Documents as against any of the Credit Parties; (ii) any and all Claims regarding, relating to, or otherwise challenging the governing law provisions of the Loan Documents; (iii) any and all Claims regarding or relating to the amount of principal, interest, fees or other Obligations due from any of the Credit Parties to the Lender under any of the Loan Documents; (iv) any and all Claims regarding or relating to Lender's conduct or Lender's failure to perform any of Lender's covenants or obligations under any of the Loan Documents; (v) any and all Claims regarding or relating to any delivery or failure to deliver any notices by Lender to Credit Parties; (vi) any and all Claims regarding or relating to any failure by Lender to fund any advances or other amounts under any of the Loan Documents; (vii) any and all Claims regarding or relating to any advisory services (or the lack thereof) provided by Lender to any of the Credit Parties for which any advisory fees may be due and owing and included within the Obligations; and (viii) any and all Claims based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith. The Credit Parties further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Loan Documents, and the Released Claims include all Claims that the Credit Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Amendment. The foregoing waiver and release agreements by the Credit Parties are a material inducement for Lender to enter into this Amendment, and Lender's agreement to enter into this Amendment is separate and material consideration to the Credit Parties for the waiver and release agreements contained herein, the receipt and sufficiency of such consideration hereby acknowledged by Credit Parties. In addition, each of the Credit Parties agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Amendment, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Credit Parties have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Amendment, including the waiver and release agreements herein, in a manner that is acceptable to the Credit Parties. The foregoing waiver and release agreements shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

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17. Effect on Agreement and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

18. Default. In addition to the Events of Default under the Credit Agreement, any breach or default by Credit Parties under this Amendment, which breach or default is not cured within ten (10) calendar days after notice of such breach or default is given to the Credit Parties, shall be deemed an immediate "Event of Default" under the Credit Agreement, and such Events of Default hereunder include, without limitation, the following: (i) failure by Borrower to consummate any and all of the Purchase Tranche Closings, as such term is defined in the Debt Purchase Agreement, because of any of the conditions described in Section 3(b) of the Debt Purchase Agreement; (ii) failure by the Purchaser to pay for any portion of the Applicable Purchase Price, as such term is defined in the Debt Purchase Agreement, for any and all of the Purchase Tranche Closings when due in accordance with the terms and provisions of the Debt Purchase Agreement and other applicable documents, regardless of whether such failure to pay was caused by any action, inaction, or omission of the Borrower, the Purchaser, or any other Person; (iii) the occurrence of any other facts, circumstances or events which result in Lender not receiving payment in full of the Applicable Purchase Price for any of the Purchase Tranche Closings within the time frames required thereby and under the Debt Purchase Agreement and other applicable documents, for any reason whatsoever; (iv) failure by the Borrower to pay when due any other amounts due to Lender under this Amendment, including, without limitation, the amounts due under under Section 17(a) below; and (v) and other failure of the Credit Parties to comply with, satisfy or perform and term, provision, covenant or agreement of the Credit Parties under this Amendment or any of the Rockwell Agreements.

19. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

20. Fees and Expenses.

(a) Document Review and Legal Fees; Due Diligence. The Borrower hereby agrees to pay to the Lender or its counsel a legal fee equal to Five Thousand and No/100 Dollars ($5,000.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, which legal fee, to the extent not previously paid, shall be paid simultaneously with the execution of this Amendment. If elected by Lender, such fees can be swept from the Lock Box Account directly to Lender's counsel in payment of these fees, or if not so elected by Lender, then Borrower shall be liable and obligated to pay these fees to Lender, or Lender's counsel, simultaneously with the execution of this Amendment by Borrower.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

THE PULSE NETWORK, INC., a Nevada corporation

By:	/s/ Stephen Saber
Name:	Stephen Saber
Title:	CEO

GUARANTORS:

THE PULSE NETWORK, INC., a Massachusetts corporation		THE PULSE NETWORK MANAGEMENT, LLC, a Massachusetts limited liability company

		By:	THE PULSE NETWORK, INC., a Massachusetts corporation, its Sole Member

By:	/s/ Stephen Saber	By:	/s/ Stephen Saber
Name:	Stephen Saber	Name:	Stephen Saber
Title:	CEO	Title:	CEO

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YOU EVERWHERE NOW, LLC, a California limited liability company		VOICEFOLLOWUP, LLC, a California limited liability company

By:	THE PULSE NETWORK, INC., a Massachusetts corporation, its Sole Member	By:	YOU EVERYWHERE NOW, LLC, a California limited liability company, its Sole Member

		By:	THE PULSE NETWORK, INC., a Massachusetts corporation, its Sole Member
By:	/s/ Stephen Saber
Name:	Stephen Saber	By:	/s/ Stephen Saber
Title:	CEO	Name:	Stephen Saber
		Title:	CEO

TRAFFIC GEYSER, LLC, a California limited liability company

By:	YOU EVERYWHERE NOW, LLC, a California limited liability company, its Sole Member

By:	THE PULSE NETWORK, INC., a Massachusetts corporation, its Sole Member

By:	/s/ Stephen Saber
Name:	Stephen Saber
Title:	CEO

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

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